PFF BANCORP, INC. CONTINUES RECORD EARNINGS PACE,
WITH FISCAL 2004 EPS UP 25 PERCENT TO $2.53

Pomona, Calif. -- April 19, 2004 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank") today reported a 25 percent increase in earnings per diluted share ("EPS") for the fiscal year ended March 31, 2004 ("fiscal 2004"). EPS increased to $2.53 for fiscal 2004 from $2.02 for fiscal 2003 (adjusted for the 40 percent stock split effected in the form of a stock dividend paid on September 5, 2003, to shareholders of record on August 15, 2003).  Net earnings rose 20 percent or $6.9 million to $42.3 million for fiscal 2004, from $35.4 million for fiscal 2003.

For the quarter ended March 31, 2004, EPS increased 26 percent to $0.72 from $0.57 for the comparable period of 2003 (adjusted for the 40 percent stock split noted above).  Net earnings rose 31 percent or $2.9 million to $12.3 million for the quarter ended March 31, 2004 from $9.4 million for the comparable period of 2003.

Net interest income for fiscal 2004 increased $17.9 million or 16 percent to $131.0 million, from $113.1 million for fiscal 2003.  Net interest spread increased to 3.97% for fiscal 2004 from 3.59% for fiscal 2003.  During the March 2004 quarter, net interest spread was relatively stable at 4.04% compared to 4.06% for the previous quarter.  Larry M. Rinehart, President and CEO commented, "Despite the challenging rate environment caused by interest rates remaining at historic lows over the past year, we were able to post record earnings through our continued successful transition to our higher margin community banking business model.  With the planned addition of at least two new savings branches during fiscal 2005, we will continue to build upon this successful transition".

Total assets increased $523.7 million or 17 percent during fiscal 2004 to $3.68 billion, of which $460.4 million or 88 percent of this growth was in loans and leases receivable, net.  The Bank has added direct equipment lease financing as a product line available to its commercial business customers.  As of March 31, 2004, the Company's net investment in leases was $6.7 million.  Asset growth was funded with a combination of deposits and Federal Home Loan Bank advances and other borrowings, which increased $128.9 million and $366.2 million, respectively during fiscal 2004.

The Company's successful transition to a higher margin business model is evidenced by the growth in lower cost passbook, money market, NOW and other demand accounts ("core deposits") and higher yield construction, commercial business and leases, commercial real estate and consumer loans (the "Four-Cs").

  Core deposits increased $157.2 million or 11 percent during fiscal 2004 to $1.56 billion or 64 percent of total deposits. Core deposits increased $17.4 million during the fourth quarter.  The average cost of core deposits was 0.93% for fiscal 2004 compared to 1.63% for fiscal 2003.  On a sequential quarter basis, the average cost of core deposits decreased by 2 basis points to 0.86% during the fourth quarter.

  The aggregate disbursed balance of the Four-Cs increased $132.7 million during fiscal 2004 ($83.0 million of which was achieved during the fourth quarter) to $1.38 billion or 44 percent of loans and leases receivable, net.  One year ago the Four-Cs were $1.25 billion or 46 percent of loans and leases receivable, net.  The robust housing market has contributed to a significantly higher level of turnover particularly in the construction loan portfolio.  Principal paydowns on the Four-Cs were $336.9 million and $1.57 billion, respectively for the three and twelve months ended March 31, 2004 compared to $329.8 million and $1.21 billion, respectively, for the comparable periods of the prior year.

For fiscal 2004, Four-Cs originations were $1.82 billion or 84 percent of total originations, compared to $1.54 billion or 82 percent of total originations for fiscal 2003.  Given the high levels of principal paydowns on all segments of the portfolio during fiscal 2004, in order to meet its growth objectives, the Company chose to increase its investment in one-four family mortgages as a preferable alternative to accumulating excessive levels of short-term liquidity or lower yielding investment securities.  Accordingly, the decrease in the proportion of the loan and lease portfolio comprised by the Four-Cs was attributable to the higher level of principal paydowns noted above along with significant growth in the one-to-four family mortgage portfolio arising from loan purchases.  Substantially all of the Company's loan purchases were one-to-four family mortgages.  For fiscal 2004, loan purchases were $787.8 million, compared to $340.2 million for the prior fiscal year.

Non-interest income increased $5.1 million or 26 percent between fiscal 2003 and 2004 to $25.0 million.  Strong growth in core deposits was reflected in deposit and related fees, which rose $820,000 to $11.4 million for fiscal 2004.  The increase in principal paydowns during fiscal 2004 resulted in a $1.3 million or 25 percent increase in loan and servicing fees to $6.6 million for fiscal 2004.  Trust fees rose 14 percent to $2.5 million for fiscal 2004.  Trust assets under management increased to $260.4 million at March 31, 2004 from $230.0 million at March 31, 2003.  The Company's current policy of minimizing long-term interest rate risk exposure by selling virtually all of the 15 and 30 year fixed rate mortgages it originates resulted in a $809,000 gain on sale of loans, net for fiscal 2004 compared to $559,000 for fiscal 2003.  Other non-interest income of $2.0 million for fiscal 2004 includes a $1.7 million increase in cash surrender value of the Company's split dollar life insurance policies ($1.3 million of which is applicable to a nonrecurring market revaluation recorded during the fourth quarter).  Concurrent with the $1.3 million revaluation, the Company recorded in compensation and benefits expense $589,000 of post retirement benefits, applicable to life insurance policies provided to a limited group of former officers.  At March 31, 2004, the Company has total cash surrender value of $3.5 million included on its balance sheet classified in the other assets category.

General and administrative expense increased $12.4 million or 18 percent between fiscal 2003 and 2004 to $79.9 million.  The increase in general and administrative expense was primarily attributed to the area of compensation and benefits.  The continued strong upward momentum in the Company's stock price has contributed to an increase in benefit related compensation expense, principally the Employee Stock Ownership Plan ("ESOP") from $6.3 million for fiscal 2003 to $10.2 million for fiscal 2004.

Non-accrual loans were $13.6 million or 0.37 percent of gross loans and leases at March 31, 2004, compared to $12.7 million or 0.37 percent of gross loans and leases at December 31, 2003, and $18.6 million or 0.59 percent of gross loans and leases at March 31, 2003.

At March 31, 2004, the allowance for loan and lease losses was $30.8 million or 0.84 percent of gross loans and leases and 226 percent of non-accrual loans compared to $31.1 million or 0.99 percent of gross loans and leases and 168 percent of non-accrual loans at March 31, 2003.  The provision for loan and lease losses for fiscal 2004 was $2.7 million as compared to $4.8 million for fiscal 2003.  The lower provision for loan and lease losses for fiscal 2004 was affected by the improvement in asset quality and a lowering of the overall risk profile of the loan and lease portfolio due to the increase in the percentage of the loan and lease portfolio comprised by one-to-four family mortgages.

During the fourth quarter, the Company repurchased 279,700 shares of its common stock at a weighted average price of $35.79 per share.  During fiscal 2004, the Company repurchased 302,800 shares at a weighted average price of $34.91 per share.  As of March 31, 2004, 511,580 shares remain under an 840,000-share repurchase authorization adopted by the Company's Board of Directors on March 26, 2003.

At March 31, 2004, the Company was conducting its business through 26 full-service banking branches, three registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and two loan origination offices in Northern California.

The Company will host a conference call at 8:30 A.M. PDT on Tuesday, April 20, 2004, to discuss its financial results. The conference call can be accessed by dialing 1-800-275-3939 and referencing PFF Bancorp, Inc.  An audio replay of this conference call will be available through Friday, April 30, 2004, by dialing 1-877-519-4471 and referencing the Replay PIN number 4619259.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties.  The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	March 31,
	2004	2003

ASSETS
Cash and cash equivalents	$ 60,151	$ 50,323
Loans held for sale at lower of cost or fair value	2,119	3,327
Investment securities held-to-maturity (estimated fair value of
$5,979 at March 31, 2004, and $5,957 at March 31, 2003)	5,742	5,753
Investment securities available-for-sale, at fair value	62,957	94,094
Mortgage-backed securities available-for-sale, at fair value	292,888	215,266
Collateralized mortgage obligations available-for-sale, at fair value	-	15,200
Loans and leases receivable, net	3,149,318	2,688,950
Federal Home Loan Bank (FHLB) stock, at cost	42,500	26,610
Accrued interest receivable	14,752	14,162
Assets acquired through foreclosure, net	683	75
Property and equipment, net	27,430	23,325
Prepaid expenses and other assets	19,154	16,939
Total assets	$ 3,677,694	$ 3,154,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,455,046	$ 2,326,108
FHLB advances and other borrowings	851,600	485,385
Accrued expenses and other liabilities	53,277	69,399
Total liabilities	3,359,923	2,880,892
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000
shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000
shares; issued 16,894,697 and 29,310,927; outstanding
16,614,997 and 16,477,453 at March 31, 2004,
and March 31, 2003, respectively	168	208
Additional paid-in-capital	144,585	131,770
Retained earnings, substantially restricted	174,588	150,282
Unearned stock-based compensation	(2,121)	(3,996)
Treasury stock (279,700 and 12,833,474 at March 31, 2004,
and March 31, 2003, respectively)	(3)	(92)
Accumulated other comprehensive income (losses)	554	(5,040)
Total stockholders' equity	317,771	273,132
Total liabilities and stockholders' equity	$ 3,677,694	$ 3,154,024

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2004	2003	2004	2003

Interest income:
Loans and leases receivable	$ 44,183	$ 41,989	$ 167,309	$ 169,954
Mortgage-backed securities	2,798	1,795	9,219	8,203
Collateralized mortgage obligations	-	(597)	(327)	92
Investment securities and deposits	1,006	1,422	4,123	7,127
Total interest income	47,987	44,609	180,324	185,376
Interest expense:
Deposits	8,567	11,280	36,770	52,791
Borrowings	3,439	3,916	12,559	19,456
Total interest expense	12,006	15,196	49,329	72,247
Net interest income	35,981	29,413	130,995	113,129
Provision for loan and lease losses	300	1,840	2,725	4,840
Net interest income after provision for
loan and lease losses	35,681	27,573	128,270	108,289

Non-interest income:
Deposit and related fees	2,878	2,656	11,381	10,561
Loan and servicing fees	1,429	1,291	6,595	5,262
Trust fees	692	521	2,452	2,142
Gain on sale of loans, net	109	387	809	559
Gain on sale of securities, net	154	1,323	1,795	1,343
Loss on trading securities, net	-	(53)	-	(575)
Other non-interest income	1,448	59	2,006	606
Total non-interest income	6,710	6,184	25,038	19,898

Non-interest expense:
General and administrative:
Compensation and benefits	13,141	9,453	47,179	37,323
Occupancy and equipment	3,197	3,214	12,706	12,158
Marketing and professional services	1,879	2,123	8,027	7,787
Other non-interest expense	3,061	2,727	11,990	10,198
Total general and administrative	21,278	17,517	79,902	67,466
Foreclosed asset operations, net	36	(68)	339	(190)
Total non-interest expense	21,314	17,449	80,241	67,276
Earnings before income taxes	21,077	16,308	73,067	60,911
Income taxes	8,747	6,893	30,718	25,489
Net earnings	$ 12,330	$ 9,415	$ 42,349	$ 35,422

Basic earnings per share	$ 0.76	$ 0.59	$ 2.64	$ 2.10
Weighted average shares outstanding for basic
earnings per share calculation	16,328,097	16,002,735	16,060,512	16,868,053

Diluted earnings per share	$ 0.72	$ 0.57	$ 2.53	$ 2.02
Weighted average shares outstanding for diluted
earnings per share calculation	17,028,587	16,661,268	16,709,006	17,533,957

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Performance Ratios
Return on average assets (1)	1.38%	1.21%	1.29%	1.16%
Return on average stockholders' equity (1)	15.43%	13.70%	14.09%	12.39%
General and administrative expense to average assets (1)	2.39%	2.26%	2.44%	2.22%
Efficiency ratio (3)	49.84%	49.21%	51.21%	50.72%
Average interest-earning assets to average interest-
bearing liabilities	108.46%	108.66%	108.74%	109.16%

Yields and Costs (1)
Net interest spread	4.04%	3.75%	3.97%	3.59%
Effective interest spread (2)	4.16%	3.92%	4.11%	3.81%
Average yield on interest-earning assets	5.55%	5.98%	5.65%	6.25%
Average cost of interest-bearing liabilities	1.51%	2.23%	1.68%	2.66%
Average yield on loans and leases receivable, net	5.82%	6.34%	5.97%	6.60%
Average yield on securities	3.89%	3.14%	3.62%	4.16%
Average cost of core deposits	0.86%	1.30%	0.93%	1.63%
Average cost of C.D.s	2.45%	3.00%	2.61%	3.29%
Average cost of total deposits	1.43%	1.99%	1.55%	2.35%
Average cost of FHLB advances and other borrowings	1.76%	3.47%	2.22%	4.16%

Asset Quality
Net charge-offs	$ 170	$ 276	$ 3,027	$ 5,078
Net charge-offs to average loans and leases receivable, net (1)	0.02%	0.04%	0.11%	0.20%

Average Balances
Average total assets	$ 3,566,828	$ 3,104,665	$ 3,281,263	$ 3,041,872
Average interest-earning assets	$ 3,461,306	$ 2,999,434	$ 3,190,062	$ 2,965,629
Average interest-bearing liabilities	$ 3,191,463	$ 2,760,416	$ 2,933,781	$ 2,716,835
Average loans and leases receivable, net	$ 3,044,157	$ 2,658,374	$ 2,801,246	$ 2,573,543
Average securities	$ 347,730	$ 273,316	$ 317,549	$ 314,677
Average core deposits	$ 1,538,789	$ 1,378,330	$ 1,491,843	$ 1,273,874
Average C.D.s	$ 868,466	$ 924,432	$ 875,916	$ 974,851
Average total deposits	$ 2,407,255	$ 2,302,762	$ 2,367,759	$ 2,248,725
Average FHLB advances and other borrowings	$ 784,208	$ 457,654	$ 566,022	$ 468,110
Average stockholders' equity	$ 319,627	$ 274,848	$ 300,534	$ 285,847

Loan and Lease Activity
Total originations	$ 530,886	$ 474,847	$ 2,166,638	$ 1,872,745
One-to-four family	$ 58,499	$ 87,607	$ 334,051	$ 321,847
Multi-family	$ 11,709	$ 1,374	$ 15,871	$ 11,329
Commercial real estate	$ 28,332	$ 42,300	$ 168,562	$ 159,649
Construction and land	$ 325,612	$ 267,528	$ 1,254,181	$ 1,046,034
Commercial loans and leases	$ 58,737	$ 42,713	$ 229,221	$ 190,133
Consumer	$ 47,997	$ 33,325	$ 164,752	$ 143,753
Purchases	$ 172,183	$ 80,352	$ 787,751	$ 340,169
Principal repayments	$ 480,203	$ 498,318	$ 2,349,947	$ 1,869,196
Sales	$ 4,068	$ 15,679	$ 42,209	$ 19,174

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3)	Total general and administrative expense divided by net interest income plus non-interest income.

	As of	As of
	March 31,	March 31,
	2004	2003
Asset Quality
Non-accrual loans	$ 13,636	$ 18,572
Non-accrual loans to gross loans and leases	0.37%	0.59%
Non-performing assets to total assets (1)	0.39%	0.59%
Allowance for loan and lease losses	$ 30,819	$ 31,121
Allowance for loan and lease losses to non-accrual loans	226%	168%
Allowance for loan and lease losses to gross loans and leases	0.84%	0.99%

Capital
Stockholders' equity to assets ratio	8.64%	8.66%
Core capital ratio*	7.68%	8.17%
Risk-based capital ratio*	11.27%	11.85%
Shares outstanding at end of period	16,614,997	16,477,453
Book value per share outstanding	$ 19.13	$ 16.58
Tangible book value per share outstanding (2)	$ 19.05	$ 16.50

Loan, Lease and Deposit Balances
Construction loans (3)	$ 572,762	$ 543,085
Commercial business loans and leases	$ 158,391	$ 149,232
Commercial real estate loans	$ 473,374	$ 396,765
Consumer loans	$ 177,880	$ 160,673
One-to-four family loans	$ 1,709,865	$ 1,403,279
Core deposits	$ 1,560,933	$ 1,403,739
C.D.s	$ 894,113	$ 922,369

(1)	Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3)	Net of undisbursed balances of $504,868 and $405,908 at March 31, 2004 and March 31, 2003, respectively.

* PFF Bank & Trust